EXHIBIT 10.3

SECOND AMENDMENT TO THE

AMENDED AND RESTATED LICENSE AGREEMENT

THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED LICENSE AGREEMENT (“Amendment”) made as of the 26th day of April, 2004, by and between VASCULAR GENETICS INC., a Delaware corporation (the “Licensee”) and HUMAN GENOME SCIENCES, INC., a Delaware corporation (“HGS”).

WHEREAS, HGS and the Licensee entered into that certain License Agreement, dated as of October 31, 1997 (“Original License Agreement”), whereunder HGS granted to the Licensee an exclusive license to use the gene Vascular Endothelial Growth Factor 2 in gene therapy treatment of vascular diseases; and

WHEREAS, the parties amended the Original License Agreement in its entirety with that certain Amended and Restated License Agreement, dated February 28, 2001, and further amended such document by First Amendment to Amended and Restated License Agreement dated October 10, 2002 (collectively “Amended License Agreement”); and

WHEREAS, the parties desire to herein amend the Amended License Agreement.

NOW, THEREFORE, for and in consideration of the premises and mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	The Parties acknowledge that all capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Amended License Agreement.

2.	Section 3.2. Section 3.2 of the Amended License Agreement (minimum use standards) is hereby deleted in its entirety and replaced with the following:

LICENSEE agrees that it will meet the following minimum use standards either by its own performance or through or in combination with an affiliate or sublicensee.

(a) LICENSEE shall have initiated a Phase IIb or Phase III clinical trial no later than December 31, 2004.

(b) LICENSEE shall have an official end of Phase II meeting with FDA no later than March 31, 2006.

(c) If both a Phase II and Phase III clinical trial are required by FDA, LICENSEE shall have initiated the Phase III clinical trial no later than six (6) months after the end of the Phase II meeting, but no later than September 30, 2006.

(d) LICENSEE shall have filed a BLA for at least one LICENSED PRODUCT no later than December 31, 2009.

LICENSEE will give notice of meeting each milestone within ten (10) business days of its occurrence. LICENSEE will provide semi-annual updates to HGS on the clinical trial progress. For purposes of the above milestone, initiate shall mean when the first patient is dosed with CLINICAL TRIAL MATERIAL. If FDA imposes unexpected requirements unrelated to actions by LICENSEE, LICENSEE and HGS will negotiate in good faith extension of these milestones.

3.	Section 12.5. Section 12.5 of the Amended License Agreement is hereby amended by striking the address of LICENSEE and HGS and inserting in their place the following:

If to the Licensee:	Richard E. Otto
Corautus Genetics Inc.
75 Fifth Street, Suite 313
Atlanta, Georgia 30308

If to HGS:	Senior Vice President, Business Development
Human Genome Sciences, Inc.
14200 Shady Grove Road
Rockville, MD 20850

With a Copy to:	James H. Davis, PhD
Executive Vice President and General Counsel
Human Genome Sciences, Inc.
14200 Shady Grove Road
Rockville, MD 20850

4.	Except as otherwise expressly stated herein, all provisions of the Amended License Agreement remain in full force and effect.

5.	This Amendment may be signed in one or more counterparts, which when taken together shall constitute one and the same Amendment.

(Signatures on Following Page)

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

HGS:

HUMAN GENOME SCIENCES, INC.

By:	/s/James H. Davis

Name:	James H. Davis, Ph.D.
Title:	Executive Vice President

LICENSEE:

VASCULAR GENETICS INC.

By:	/s/ Richard E. Otto

Name:	Richard E. Otto
Title:	Chief Executive Officer